UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

RAND CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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On April 29, 2019, Rand Capital Corporation began using the following investor presentation:

Transforming Rand Capital: Driving Value Creation

April 29, 2019

Investor Presentation

Important Information

Definitions
Definitions of commonly used acronyms noted with and asterisk in this presentation are defined in the supplemental slides

Cautionary Statement Regarding Forward-Looking Statements
This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the U.S. Small Business Administration ("SBA"); the intention of Rand Capital Corporation ("Rand Capital", "Rand" or the "Company") and Rand Capital SBIC, Inc. ("Rand SBIC") to elect to be taxed as a regulated investment companies for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend after the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the stock purchase may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that the board of directors of Rand Capital is unable or unwilling to declare and pay the special cash and stock dividend or pay quarterly dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability;
(9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital's reports filed with the Securities and Exchange Commission ("SEC"), including Rand Capital's annual report on Form 10-K for the year ended December 31, 2018, later filed quarterly reports on Form 10-Q, the definitive proxy statement for the proposed transactions and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital's current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this presentation.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital in respect of the proposed transactions. Rand Capital has filed the definitive proxy statement in respect of the proposed transactions, which was first sent or made available to shareholders on or about April 18, 2019. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain the definitive proxy statement and other documents filed by Rand Capital with the SEC from the SEC's website at www.sec.gov or from Rand Capital's website at www.randcapital.com. Investors and security holders may also obtain free copies of the definitive proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

Participants in the Solicitation
Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital in respect of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Rand Capital shareholders in connection with the proposed transactions is set forth in the definitive proxy statement filed with the SEC, which can be obtained free of charge from the sources indicated above.

Executive Summary

RAND's proposed transactions support shareholders' requests over several years to become a dividend paying Business Development Company (BDC*)

Rationale

- The BDC universe of 50 publicly-traded companies has been stagnant for several years and BDC stocks have often traded at prices below NAV*
- The Board recognized that as one of the smallest of the universe and only one of five that does not pay a dividend, RAND's stock price to NAV discount would likely continue to be significant, especially given the many changes in the capital markets
- Shareholders, the vast majority being retail investors (as is typical for BDCs), frequently requested dividends. RAND's historic strategy was not conducive to this, nor was it structured as a RIC*
- RAND had insufficient capital available to elect status as a RIC which requires distribution of all accumulated earnings and profits
- Rand completed a thorough and complete process to evaluate strategic alternatives in 2015 and 2016
- Rand continued to evaluate potential alternatives and made public statements of the Company's willingness to consider potential transactions

Summary of Transaction

- East Asset Management will invest $25 million into Rand for 8.3 million shares ($3.00/share)
- The investment will be in a combination of cash ($13.4 million) and assets ($11.6 million)
- The assets are incoming producing investments to support the future strategy of being a dividend paying BDC and provide increased scale for Rand
- The investment will allow for the required distribution of $22 million in accumulated earnings and profits in order to elect RIC status
- The externalization of management is expected to reduce the expense to asset ratio and provides greater potential operating leverage with portfolio scale
- Members of the Adviser's investment committee are expected to have access to a network of family offices that engage in middle-market transactions which is expected to provide access to a larger pipeline of opportunities

Background of Transactions

(The following timeline of events leading to the shareholder vote is described in greater detail in the definitive proxy statement.)

2015 through early 2016

Established Strategic Committee of the Board, including the independent Chairman and Vice Chairman, and considered a variety of strategic alternatives for the Company to pursue. Evaluated various investment banking firms including Keefe, Bruyette & Woods, Inc. ("KBW"), who would subsequently be engaged as financial advisor.

Late 2017

Received inquiry from East; continued to evaluate strategic alternatives

Early to mid-2018

Initial discussions, negotiations and proposal by East, East submitted Letter of Intent ("LOI"), and evaluated other strategic alternatives. Executed NDA and met with User-Friendly Phone Book, a 23% holder of RAND stock, to review strategy and portfolio. Held further calls to discuss strategic options. User-Friendly Phone Book indicated possibility of contributing a portfolio company with a value of $16 million to RAND in exchange for additional shares of common stock.

Fall 2018

Ongoing strategic alternatives discussions with East and other parties. Revised drafts of LOI with East and received draft of Stock Purchase Agreement. Reviewed East strategic transaction with User-Friendly.

January 2019

Received fairness opinion from KBW, executed the Stock Purchase Agreement and announced the transactions

The Strategic Alternative Review Process

Continuum of Strategic Alternatives			
Remain Independent Public Company	**Wind-Down/Liquidate**	**Pursue Change-of-Control Transaction/Merger**	
Status Quo	**Liquidate or Run-Off**	**Go Private**	**Strategic Party Transaction**
Insufficient capital to elect RIC status, preferred BDC structure Rising public company costs made growing asset base critical to long term viability; going dark expected to destroy shareholder value Nanocap stocks out of favor in capital markets RAND faces limited access to growth capital and an increasing uncertainty regarding SBA funding availability Strategic shift toward income producing assets viewed as critical for RAND to be more comparable with other public BDCs	Run-off proceeds in a wind-down scenario likely not sufficient to cover operating costs and repay SBA debentures Likely realizable liquidation value expected to be less than $3.00 per share	Option to reduce public company costs by going private was considered No viable partner to enter into a “go-private” transaction emerged during review process	Best viable option presented was proposed transactions Board open and able to accept superior proposals User-Friendly did not make any meaningful attempt to propose an alternative

Certain Factors Considered in Assessing Alternatives

Shareholders	**Industry Dynamics**	**Valuation**	**Desire for Liquidity**
Execution Risk	**Market Conditions**	**Portfolio Companies**	**Business Interruption**

Members of Strategic Committee

Erland E. Kailbourne

A director since 1999 and Chairman since 2018. Chairman of Albany International Corporation from May 2009 to February 2019, and continues to serve as a director of Albany International Corporation. Mr. Kailbourne was a director of Financial Institutions, Inc. and its subsidiary, Five Star Bank, from 2006 until 2018 and served as Chairman of both entities from January 2006 until May 2010. He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997. From 1995 to 2000, he was Vice Chairman State University of New York (SUNY). He is currently a Director of REV LNG, LLC, Albany International Corporation, Allegany Co-op Insurance Company, Conemaugh Valley Insurance Company, and The Thomas and Laura Moogan Foundation.

Robert M. Zak

A director since 2005. Since 1995, Mr. Zak has been President and Chief Executive Officer of Merchants Mutual Insurance Company, which operates under the trade name Merchants Insurance Group. Mr. Zak joined Merchants in 1985. Prior to that, his career was in public accounting. Mr. Zak served as a director of Manning & Napier, Inc. from November 2011 until June 2016.

Allen F. "Pete" Grum

President, Chief Executive Officer and a director since 1996. Prior thereto, Mr. Grum served as Senior Vice President of Rand Capital Corporation commencing in June 1995. From 1994 to 1995, Mr. Grum was Executive Vice President of Hamilton Financial Corporation and from 1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation. Mr. Grum serves on a number of Boards of Directors of companies in which Rand Capital Corporation has an investment.

Participants in the Transactions

Rand Capital Corporation ("Rand" or "the Company")

Rand Capital (Nasdaq: RAND) is a Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand currently focuses its equity investments in early or expansion stage companies and generally lends to more mature companies. Rand's operations will remain in Buffalo, New York.

East Asset Management, LLC ("East")

East was formed in 2010 as a Delaware limited liability company to invest in private and public market securities, and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, hospitality, sports and entertainment. East is an entity owned by Terry Pegula and Kim Pegula, owners of Pegula Sports & Entertainment.

Rand Capital Management ("RCM" or "the Adviser")

Rand Capital Management LLC is a newly established external management company and will be retained by the Company to be its external investment adviser. The Adviser will initially be majority owned by East. The Adviser intends to register as an investment adviser with the SEC.

Key Transaction Terms

Strategic Investment	• East Asset Management, LLC ("EAM" or "East") to strategically invest $25 million in Rand • Consideration will include a combination of cash and yielding assets • EAM receives approximately 8.3 million shares of Rand common stock • Purchase price of $3.00 per share, represents a 33% premium to closing price on 1/24/19
Externalize Management	• Externalized management: establishment of Rand Capital Management LLC ("RCM") • Expected to reduce expense-to-asset ratios for Rand • Maintains continuity of leadership while expanding available investment resources
Fee Structure	• Base management fee: 1.5% of total assets, other than cash and cash equivalents • Net investment income incentive fee: 20% above 7% hurdle rate (with full catch-up provision, subject to total return requirement beginning two years and three months after the effective date) • Net realized capital gains incentive fee: 20% of cumulative net capital gains
Intention to Qualify For and Elect "RIC" status	• Proposed Regulated Investment Company ("RIC") election eliminates corporate-level U.S. federal income tax on annual earnings timely distributed to shareholders • Requires certain initial conditions: includes distribution of accumulated earnings & profits • Supports establishment of regular dividend
Income Producing Assets	• New assets contributed by EAM immediately accretive to net investment income • Focus on income producing investments to support cash dividend for shareholders • Rand has sole discretion on acceptance of the assets

The Transformation of Rand

Why support the proposals made by the Board?

$25 million strategic investment by East Asset Management enables:

- **Improved market valuation**: $3.00 purchase price represents a 33% premium to the closing price of $2.26 per share on January 24, 2019, the day prior to the announcement of the transactions
  - A testament to the overwhelmingly positive market reception of the transaction
  - A 19% premium to VWAP* of RAND over the 1-year period prior to that date.
- **Reduced operating expense ratio** with planned externalization of management provides a direct and tangible expected benefit to shareholders
- **Increased scale and current income** with infusion of capital and income producing assets
- **Expected Special Dividend** distribution of $1.50 per share with election of regulated investment company ("RIC") status
  - *Eliminates corporate-level U.S. federal tax for the Company on ordinary income or capital gains distributed to shareholders*
- **Expected ongoing regular dividends**, subject to ongoing board approval

Positioned for growth moving forward:

- Plan to build portfolio of income producing assets and grow capital base over time
- Anticipate greater total return to shareholders

Offer Price Premium to Historical VWAPs



32.7% premium to closing price on 1/24/19
Offer Price $3.00
$3.00
$2.90
$2.80
$2.70
$2.60
$2.50
$2.40
$2.30
$2.20
$2.10
1/1/18
1/15/18
1/29/18
2/12/18
2/26/18
3/12/18
3/26/18
4/9/18
4/23/18
5/7/18
5/21/18
6/4/18
6/18/18
7/2/18
7/16/18
7/30/18
8/13/18
8/27/18
9/10/18
9/24/18
10/8/18
10/22/18
11/5/18
11/19/18
12/3/18
12/17/18
12/31/18
1/14/19
VWAP (1) Offer Premium (2)
$2.52 19.2%
$2.43 23.2%
$2.41 24.7%
$2.38 26.2%
$2.31 29.9%
$2.28 31.4%
RAND Price
Offer Price
30 Day VWAP
60 Day VWAP
90 Day VWAP
120 Day VWAP
180 Day VWAP
365 Day VWAP

Source: SNL Financial, Capital IQ, Factset, Market Data as of 1/24/19

VWAPs taken starting from day prior to announcement (1/24/19)

Offer premiums calculated based on RAND stock closing price of $2.26 day prior to announcement

Historical Price/Stated Net Assets Per Share



Price/Stated Net Assets
0.61x
0.59x
0.57x
0.55x
0.53x
0.51x
0.49x
0.47x
0.45x
0.43x
One Year Average
0.51x
0.47x
1/2/18
1/16/18
1/30/18
2/13/18
2/27/18
3/13/18
3/27/18
4/10/18
4/24/18
5/8/18
5/22/18
6/5/18
6/19/18
7/3/18
7/17/18
7/31/18
8/14/18
8/28/18
9/11/18
9/25/18
10/9/18
10/23/18
11/6/18
11/20/18
12/4/18
12/18/18
1/1/19
1/15/19

Source: SNL Financial, Capital IQ, Factset, Market Data as of 1/24/19
VWAPs taken starting from day prior to announcement (1/24/19)
Offer premiums calculated based on RAND stock closing price of $2.26 day prior to announcement

Lack of Scale to Compete in Capital Markets

Company Name	Ticker	NAV ($M)
Ares Capital Corporation	ARCC	$7,300
FS KKR Capital Corp.	FSK	$4,166
Prospect Capital Corporation	PSEC	$3,303
Main Street Capital Corporation	MAIN	$1,476
Apollo Investment Corporation	AINV	$1,317
TCG BDC, Inc.	CGBD	$1,063
TPG Specialty Lending, Inc.	TSLX	$1,063
New Mountain Finance Corporation	NMFC	$1,006
Bain Capital Specialty Finance, Inc.	BCSF	$1,002
Golub Capital BDC, Inc.	GBDC	$965
Hercules Capital, Inc.	HTGC	$955
Solar Capital Ltd.	SLRC	$919
Oaktree Specialty Lending Corporation	OCSL	$872
BlackRock TCP Capital Corp.	TCPC	$830
Goldman Sachs BDC, Inc	GSBD	$710
PennantPark Investment Corporation	PNNT	$616
Barings BDC, Inc.	BBDC	$563
PennantPark Floating Rate Capital Ltd.	PFLT	$530
BlackRock Capital Investment Corporation	BKCC	$487
Gladstone Investment Corporation	GAIN	$411
Fidus Investment Corporation	FDUS	$403
TriplePoint Venture Growth BDC Corp.	TPVG	$335
Capital Southwest Corporation	CSWC	$318
WhiteHorse Finance, Inc.	WHF	$315
Oxford Square Capital Corp.	OXSQ	$315
Medley Capital Corporation	MCC	$306
THL Credit, Inc.	TCRD	$296
Newtek Business Services Corp.	NEWT	$287
Oaktree Strategic Income Corporation	OCSI	$278
Solar Senior Capital Ltd	SUNS	$261
Monroe Capital Corp.	MRCC	$259
Gladstone Capital Corporation	GLAD	$227
Stellus Capital Investment Corp.	SCM	$225
MVC Capital, Inc.	MVC	$217
GSV Capital Corp.	GSVC	$195
Firsthand Technology Value Fund Inc	SVVC	$192
Capitala Finance Corp.	CPTA	$191
OFS Capital Corp.	OFS	$175
Saratoga Investment Corp.	SAR	$173
Garrison Capital, Inc.	GARS	$169
Portman Ridge Finance Corporation	PTMN	$158
CM Finance, Inc.	CMFN	$156
Alcentra Capital Corp	ABDC	$146
Horizon Technology Finance Corporation	HRZN	$134
Great Elm Capital Corp	GECC	$110
180 Degree Capital Corp	TURN	$81
Harvest Capital Credit Corp.	HCAP	$78
Equus Total Return Inc	EQS	$43
OHA Investment Corporation	OHAI	$36
Rand Capital Corporation	RAND	$32

Company Name	Ticker	Mkt Cap ($M)
Ares Capital Corporation	ARCC	$7,499
FS KKR Capital Corp.	FSK	$3,281
Prospect Capital Corporation	PSEC	$2,480
Main Street Capital Corporation	MAIN	$2,411
TPG Specialty Lending, Inc.	TSLX	$1,322
Hercules Capital, Inc.	HTGC	$1,254
New Mountain Finance Corporation	NMFC	$1,125
Golub Capital BDC, Inc.	GBDC	$1,105
Apollo Investment Corporation	AINV	$1,082
Bain Capital Specialty Finance, Inc.	BCSF	$1,052
TCG BDC, Inc.	CGBD	$923
Solar Capital Ltd.	SLRC	$901
BlackRock TCP Capital Corp.	TCPC	$854
Goldman Sachs BDC, Inc	GSBD	$832
Oaktree Specialty Lending Corporation	OCSL	$740
PennantPark Floating Rate Capital Ltd.	PFLT	$511
Barings BDC, Inc.	BBDC	$507
PennantPark Investment Corporation	PNNT	$484
BlackRock Capital Investment Corporation	BKCC	$424
Gladstone Investment Corporation	GAIN	$410
Newtek Business Services Corp.	NEWT	$399
Fidus Investment Corporation	FDUS	$387
Capital Southwest Corporation	CSWC	$369
TriplePoint Venture Growth BDC Corp.	TPVG	$349
Oxford Square Capital Corp.	OXSQ	$304
WhiteHorse Finance, Inc.	WHF	$297
Solar Senior Capital Ltd	SUNS	$277
Stellus Capital Investment Corp.	SCM	$273
Gladstone Capital Corporation	GLAD	$269
Oaktree Strategic Income Corporation	OCSI	$251
Monroe Capital Corp.	MRCC	$250
THL Credit, Inc.	TCRD	$219
Saratoga Investment Corp.	SAR	$192
Medley Capital Corporation	MCC	$181
OFS Capital Corp.	OFS	$167
MVC Capital, Inc.	MVC	$162
Horizon Technology Finance Corporation	HRZN	$160
Capitala Finance Corp.	CPTA	$138
GSV Capital Corp.	GSVC	$123
Garrison Capital, Inc.	GARS	$113
Portman Ridge Finance Corporation	PTMN	$112
Alcentra Capital Corp	ABDC	$108
CM Finance, Inc.	CMFN	$98
Great Elm Capital Corp	GECC	$90
Firsthand Technology Value Fund Inc	SVVC	$86
Harvest Capital Credit Corp.	HCAP	$65
180 Degree Capital Corp	TURN	$60
Equus Total Return Inc	EQS	$24
OHA Investment Corporation	OHAI	$23
Rand Capital Corporation	RAND	$18

Market cap as of 4/26/2019

		4/26/2019	1/24/2019
Company Name	Ticker	P/NAV	P/NAV
Main Street Capital Corporation	MAIN	161.7%	149.0%
Newtek Business Services Corp.	NEWT	137.8%	124.1%
Hercules Capital, Inc.	HTGC	130.8%	122.2%
TPG Specialty Lending, Inc.	TSLX	123.9%	118.1%
Gladstone Capital Corporation	GLAD	118.1%	100.0%
Goldman Sachs BDC, Inc	GSBD	117.0%	112.7%
Capital Southwest Corporation	CSWC	116.1%	113.7%
Golub Capital BDC, Inc.	GBDC	114.5%	113.3%
Saratoga Investment Corp.	SAR	107.4%	97.9%
Solar Senior Capital Ltd	SUNS	105.9%	96.7%
New Mountain Finance Corporation	NMFC	105.8%	101.3%
Bain Capital Specialty Finance, Inc.	BCSF	105.1%	90.4%
TriplePoint Venture Growth BDC Corp.	TPVG	104.2%	90.7%
Stellus Capital Investment Corp.	SCM	103.5%	97.4%
BlackRock TCP Capital Corp.	TCPC	102.8%	98.1%
Ares Capital Corporation	ARCC	102.6%	93.8%
Horizon Technology Finance Corporation	HRZN	101.7%	98.8%
Gladstone Investment Corporation	GAIN	99.6%	86.2%
Solar Capital Ltd.	SLRC	98.0%	92.5%
Oxford Square Capital Corp.	OXSQ	96.6%	86.9%
Monroe Capital Corp.	MRCC	96.5%	90.6%
PennantPark Floating Rate Capital Ltd.	PFLT	96.5%	92.4%
Fidus Investment Corporation	FDUS	96.0%	82.6%
OFS Capital Corp.	OFS	95.5%	81.9%
WhiteHorse Finance, Inc.	WHF	94.1%	87.1%
Oaktree Strategic Income Corporation	OCSI	90.2%	84.2%
Barings BDC, Inc.	BBDC	90.2%	81.6%
TCG BDC, Inc.	CGBD	87.9%	83.8%
BlackRock Capital Investment Corporation	BKCC	87.2%	79.0%
Harvest Capital Credit Corp.	HCAP	85.8%	90.3%
Oaktree Specialty Lending Corporation	OCSL	84.8%	78.2%
Great Elm Capital Corp	GECC	83.0%	66.2%
Apollo Investment Corporation	AINV	82.2%	75.5%
FS KKR Capital Corp.	FSK	79.9%	72.4%
PennantPark Investment Corporation	PNNT	78.5%	77.7%
Alcentra Capital Corp	ABDC	75.6%	61.4%
Prospect Capital Corporation	PSEC	74.9%	72.4%
MVC Capital, Inc.	MVC	74.6%	70.6%
THL Credit, Inc.	TCRD	74.2%	66.8%
180 Degree Capital Corp	TURN	73.4%	69.0%
Capitala Finance Corp.	CPTA	72.3%	63.6%
Portman Ridge Finance Corporation	PTMN	70.9%	76.0%
Garrison Capital, Inc.	GARS	66.9%	64.7%
OHA Investment Corporation	OHAI	64.6%	53.5%
GSV Capital Corp.	GSVC	62.8%	54.6%
CM Finance, Inc.	CMFN	62.7%	59.1%
Medley Capital Corporation	MCC	59.3%	50.7%
Rand Capital Corporation	RAND	58.3%	46.7%
Equus Total Return Inc	EQS	55.3%	54.9%
Firsthand Technology Value Fund Inc	SVVC	44.7%	45.9%

Reducing Asset-to-Expense Ratio; Adding to Portfolio

Externalization of Management

- Expected to reduce annual expenses as a percentage of portfolio assets *(see slide 11)*
- Leverages talent and enhances investment decision processes
  - *Current management team to be employed by RCM*
- Broadens potential pipeline of investment opportunities
  - *Access to a network of family offices*
- Creates new investment committee with added talent from East

Expanding investment portfolio[1]

- New portfolio investments with a fair value of $11.6 million contributed to portfolio
- Rand management and board evaluated assets and determined the fair value
  - *Used discipline and debt/equity valuation methodologies as applied to Company's portfolio*
  - *Recently originated assets by respected lenders*
  - *Assets are income producing with ~12% yield*
  - *If value of assets are lower or higher at time of close, the difference will be an adjustment to cash*

1. Further details regarding the contributed assets can be found in the definitive proxy statement at "The Stock Purchase Transaction – Contributed Investment Assets"

Expected Lower Cost Structure

Annual operating expenses ($'s in millions)	Current[1]	Pro Forma[1]	Change ($)	Change (%)
Compensation Expenses[2]	$ 1.0	n/a	n/a	n/a
General and administrative expenses[3]	$ 0.9	$ 0.7	$ (0.2)	(22.6)%
Base management fee[4]	n/a	$ 0.5	n/a	n/a
Incentive fees[5]	n/a	–	n/a	n/a
Total	$ 1.9	$ 1.2	$ (0.7)	(36.3)%

1. Current results are based on actual performance and asset values for the year ended December 31, 2018. Pro Forma results were determined as if the investment advisory and management agreement and administrative agreement had been in place for the year ended December 31, 2018. See the definitive proxy statement at "Summary Term Sheet – Comparison of Fiscal Year 2018 Operating Expenses and Pro Forma Operating Expenses under Investment Management Agreement" for additional information
2. Consists of salaries, profit sharing and bonuses, and employee benefits from the Company's consolidated statement of operations for the year ended December 31, 2018
3. Consists of Director's fees, professional fees, shareholders and office operating, insurance, corporate development, and other operating expenses from the Company's consolidated statement of operations for the year ended December 31, 2018
4. Base management fee of 1.50% per annum was calculated based on the Company's total assets, other than cash and cash equivalents, and including assets purchased and borrowed funds, owned during 2018, and was not calculated to reflect the Company's expected ownership of the contributed investment assets, which have been determined to have a fair value of $11.6 million as of December 31, 2018
5. Under the investment advisory and management agreement, no incentive fees would have been payable by the Company to the Adviser during 2018

Positioned for Growth

Focused on Shareholder Returns

1	**Externalization expected to lower expense ratio and capitalizes on existing management and additional investment talent/knowledge**	⇨	Expected to improve investor returns and provide continuity of leadership with enhanced capabilities
2	**Achieving and maintaining RIC tax status**	⇨	Eliminates double taxation of income timely distributed to shareholders; facilitates ongoing dividend distributions
3	**Investment strategy will focus on current yielding assets with additional equity upside**	⇨	Drives improved consistency of investment income to support planned ongoing cash dividend
4	**Expands access to broader network of investment opportunities**	⇨	Should enhance shareholder return potential and facilitate portfolio growth
5	**Strategic Investment**	⇨	Increased liquidity and current portfolio yield, scale and potential multiple expansion

Shareholders Benefit from Transformation

Tax Benefits and Special Dividend	**Eliminate corporate-level U.S. federal income taxes** • Rand intends to elect RIC tax treatment. A RIC is a "pass-through entity" that avoids corporate-level U.S. federal income tax • Requires distribution of accumulated earnings and profits estimated at $22 million, which is expected to be distributed by a Special Dividend in a ratio of 20% cash and 80% stock[1, 2] **Expect to declare a $1.50 per share Special Dividend** • Approximately $0.78 in cash and $0.72 in stock dividend available for all shareholders other than East, Rand directors and management who intend to elect 100% stock distribution[2] • Shareholders can elect cash to pay taxes on dividend • Distribution is taxable as a dividend, regardless if received in cash or stock
Future Dividends	**Structured for expected ongoing regular dividends** • Reduced operating expense ratio expected to improve earnings power • RIC entities must distribute, or pass through, >90% of their income to qualify
Valuation	**Expect improved capital market perception** • Greater scale with increase in total net asset value and expected increase in market capitalization • BDCs that are RICs historically have traded at higher valuation multiples than non-RIC BDCs • Broader investor audience as income producing stock

1. Special dividend amount and ratio of cash and stock are subject to final review of required distribution in order to elect RIC status post-closing and the aggregate amount of cash and stock available for distribution, as well as the individual and collective elections by shareholders
2. Figures are estimates based on values as of April 18, 2019 and are subject to change; East, each member of the Board and management intend to elect to receive all stock, which will be approximately 3.6 million shares

The Alternative: Destroying Value

User-Friendly Phone Book ("USFB") Suggests Liquidating the Portfolio

- Destruction of shareholder value
  - *Likely realizable value of assets in a liquidation expected to be less than $3.00 per share*
- Eliminates future return potential
- Eliminates special dividend at $1.50 per share for shareholders and expected future dividend income

USFB Providing Factual Inaccuracies and Misleading, Unsupported Statements

- Suggests timing of announcement was "opportunistic" relative to Company's stock price
  - *Approved agreements at regularly scheduled Board meeting. In person board meeting needed to approve investment management agreement under requirements of Investment Company Act of 1940, as amended.*
- *"Hometown discount"* undefined and unsubstantiated
- States *"shareholders could receive 66% greater return by simply liquidating assets"* without any basis
- Provides erroneous statement that management is paid *"approximately $1 million per year in compensation"*
- Inaccurately states the CFO was added to board following the death of a board member
- Repeatedly stated their plans to distribute a "white" proxy card when RAND's proxy card had already been distributed and was white

The Future: Creating Value

Investment of $25 million from East purchase of Rand stock

- Cash infusion of ~$13.4 million; $4.4 million[1] to be used for expected Special Dividend
- Contributed income producing portfolio assets of ~$11.6 million; yielding ~12%[2]

Planned Special Dividend of $1.50 per share to Rand shareholders[3]

Anticipated ongoing regular dividends

- Expects to shift investment strategy towards more investment in interest yielding assets
- Expected to reduce operating expense ratio driving earnings for dividends

Stronger financial model with externalization of management

- Expected to reduce asset-to-expense ratio going forward as detailed on slide 11

1. The distribution of cash will be prorated if shareholders elect to receive more than $4.4 million in cash
2. Further details regarding the contributed assets can be found in the proxy at "The Stock Purchase Transaction - Contributed Investment Assets"
3. If the Board takes action to approve the special dividend, each shareholder will have the option of requesting their special dividend in the form of cash and/or stock

Transforming Rand Capital: Driving Value Creation

April 2019

Investor Presentation

History of Rand Capital Corporation

- **1969** – Rand Capital Corp. founded by George Rand and Don Ross
- **1971** – RAND IPO; Founding member of NASDAQ
- **1996** – Allen "Pete" Grum named President; Dan Penberthy named CFO and EVP
- **1997** – Raised $2.2 million equity capital
- **2001** – Rand becomes a Business Development Company (BDC); Margaret Brechtel named VP of Finance
- **2002** – Rand Capital SBIC* formed; Raised $10 million from SBA**
- First SBA** lever pulled for growth capital
- **2009** – Raised $3.7 million equity capital
- **2011** – Raised $8 million from SBA**
- Reloaded capital – critical juncture to growth strategy
- **2016**
- **2018** – Secured $6 million SBIC funding commitment

* SBIC: Small Business Investment Company
** SBA: U.S. Small Business Administration

Portfolio Companies: By Revenue Stage

Start up
Revenue: up to $1M

Initial Revenue
Revenue: $1M to $5M

Expansion
Revenue: $5M - $20M

High Traction
Revenue: >$20M

** Timing of exits cannot be predicted*

Definitions

BDC: A Business Development Company, or BDC, is a form of closed-end investment company in the United States that invests in small and mid-sized businesses. This form of company was created by Congress in 1980 as amendments to the Investment Company Act of 1940. Publicly filing firms may elect regulation as BDCs if they meet certain requirements of the Investment Company Act.

NAV: Net Asset Value, or NAV, is the value of an entity's assets minus the value of its liabilities, commonly known as shareholders' equity. NAV is often used in relation to open-end or mutual funds, since shares of such funds registered with the U.S. Securities and Exchange Commission ("SEC") are redeemed at their net asset value. It is also a key figure with regard to hedge funds and venture capital funds when calculating the value of the underlying investments in these funds by investors. This may also be the same as the book value or the equity value of a business. Net asset value may represent the value of the total equity, or it may be divided by the number of shares outstanding held by investors, thereby representing the net asset value per share.

RIC: A Regulated Investment Company, or RIC, is a special type of "pass-through entity" that can avoid corporate-level U.S. federal income taxation on income and capital gains distributed to shareholders.

SBA: The Small Business Administration (SBA) is an autonomous U.S. government agency established in 1953 to bolster and promote the economy in general by providing assistance to small businesses.

SBIC: A Small Business Investment Company (SBIC) is a type of investment company that is licensed by the SBA. Small business investment companies supply small businesses with financing in both the equity and debt arenas. They provide a viable alternative to venture capital firms for many small enterprises seeking startup capital.